Exhibit 10.17

ASSIGNMENT OF INTEREST

IN

WATERSIDE AT HIGHLAND PARK, LLC

CENTURY COMMUNITIES COLORADO, LLC, a Colorado limited liability company (“Assignor”), hereby conveys, transfers, and assigns to Dale Francescon and Robert J. Francescon (collectively, “Assignee”), on behalf of Daro Ventures, LLC and Daro Ventures II, LLC, Assignor’s entire interest (the “Assigned Interest”) in Waterside at Highland Park, LLC, a Colorado limited liability company (“Waterside”). The conveyance, transfer and assignment shall be 50% to Dale Francescon and 50% to Robert J. Francescon. In connection with such assignment, Assignor and Assignee agree as follows:

Assignor hereby represents and warrants to Assignee that as of the execution of this Assignment by the two parties, that Assignor owns the entire membership interest in, to and of Waterside.

This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

This Assignment may be executed in any number of counterparts, each of which shall be considered an original for all purposes, and all of which when taken together shall constitute a single counterpart instrument. Executed signature pages to any counterpart instrument may be detached and affixed to a single counterpart, with such single counterpart with multiple executed signature pages affixed there to constituting the original counterpart instrument. All of those counterpart pages shall be read as though one, and they shall have the same force and effect as if all the signers had executed a single signature page.

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This Assignment is effective as of the 31st day of December, 2012.

ASSIGNOR

CENTURY COMMUNITIES COLORADO, LLC

Dale Francescon, CO-CEO

ASSIGNEE

Dale Francescon

Robert J. Francescon